EX-99.906CERT

CERTIFICATION

Allan Westcott, President, and Angelo Alleca, Treasurer of StockCar Stocks Mutual Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2007 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President

Treasurer

StockCar Stocks Mutual Fund, Inc Trust

StockCar Stocks Mutual Fund, Inc Trust

/s/ Allan Westcott

/s/ Angelo Alleca

Allan Westcott

Angelo Alleca

Date: December 14, 2007

Date: December 14, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to StockCar Stocks Mutual Fund, Inc. Trust and will be retained by StockCar Stocks Mutual Fund, Inc. Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.